EXHIBIT 10.23

Construction Contract

Party A: Inner Mongolia Jin Ma Real Estate Development Co., Ltd.

Party B: Inner Mongolia Jin Ma Construction Co., Ltd.

Date of contract: 28th, November, 2007.

Under the law and jurisdiction of and formulated by Construction Department of PR China & Commerce and Business Administrator of PR China Printed by Construction Bureau of Inner Mongolia Autonomous Region & Commerce and Business Administrator of Inner Mongolia Autonomous Region.

Agreement

Party A: Inner Mongolia Jin Ma Real Estate Development Co., Ltd.

Party B: Inner Mongolia Jin Ma Construction Co., Ltd.

Date of contract: 28th, November, 2007.

In accordance with “Contract Law of PR China”, “Construction Law of PR China” and its relevant laws and regulations, under the principle of justice, willingness, and fairness, the two parties conclude and enter into this Agreement based on mutual understanding and negotiation. It is set forth as following:

1.	Project summary:

Name: The students’ dormitories for Inner Mongolia Electric & Mechanic Vocational Training School.

Construction site: Loujia County, Saihan District, Huhhot, Inner Mongolia

Introduction: Five story of brick and concrete construction, five buildings, it covers an area of 47,409.75 square meters.

Fund source: The project will be funded out of working capital of Party A

2.	Construction Scope:

Construction scope: civil engineering, installment, and other building innovation

3.	Date of agreement of project

Commencement date: 1st, November, 2007.

Completion date: 20th, August, 2008

The project will take over 294 days.

4.	The quality of the project: The project quality shall meet the standard of national notarization & examination standard

5.	The contract price:

The contract price is 44,500,000 RMB.

6.

Party B hereby promises to Party A and insures that party B will follow the construction, and completion clauses set forth in and according to the contract, and is responsible for the quality control maintenance in quality maintenance period.

7.	Party A hereby also promises to Party B and insures that Party A will pay according to payment period and relevant payment mode.

8.	The contract takes into effective :

The parties enter into this agreement at 28th, October, 2007

The place the parties enter into this agreement is at Inner Mongolia Gold Horse Real Estate Development Co., Ltd.

The agreement will be effective after two parties sign the agreement enclosed with the corporate seals.

Party A: corporate seal

Trustee representative: seal

Party B: corporate seal

Trustee representative: seal